EXHIBIT 99.77Q1


Registrant (a Delaware Trust) is the surviving entity of the reorganization/mergers of the former Lincoln National Funds (Maryland corporations) into the Registrant. The relevant definitive proxy statement with the plan of reorganization, filed on 10/9/2002, (File No: 811-05464; Form Type:
DEF 14A) is hereby incorporated by reference.